Execution Version

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of August 11, 2008 (the “Effective Date”), by and among EHGP, Inc., a Pennsylvania corporation (the “General Partner”), Eric Blumenfeld, an individual (a "Special Limited Partner"), and EHA Acquisition, L.P., a Pennsylvania limited partnership (a “Limited Partner”) and together with the General Partner and the Special Limited Partner hereinafter collectively referred to as, the “Partners” or the “Seller”) of Executive House Associates, a Pennsylvania limited partnership (the “Partnership”), with an address of c/o EB Realty Management Corp., 530 South 2nd Street, Suite 110, Philadelphia, Pennsylvania 19147, Attention: John Ardouny, Facsimile No. 215-625-2870 and BIR Executive GP, L.L.C., a Delaware limited liability company (“GP Buyer”) and BIR Executive LP, L.L.C., a Delaware limited liability company (the “LP Buyer and, together with the GP Buyer hereinafter collectively referred to as the “Buyer”), with an address of c/o Berkshire Property Advisors, L.L.C., One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Attention: Stephen Gullo, Facsimile No.  617-646-2317.

RECITALS

WHEREAS, Seller owns ninety-six and 474,774/1,000,000 percent (96.474774%) of the partnership interests (the “Partnership Interests”) in the Partnership;

WHEREAS, the Partnership is the owner of that certain tract or parcel of land located at 6100 City Avenue, Philadelphia, Pennsylvania, more particularly described in Exhibit A attached hereto (the “Land”), upon which is located the three hundred and two (302) unit apartment complex commonly known as Executive House which contains related improvements, facilities, amenities, structures, driveways and walkways, all of which have been constructed on the Land (collectively, the “Improvements”), and certain personal property listed on Exhibit B attached hereto located on or used solely in connection with the Land and Improvements (the “Personal Property”) (the Land and Improvements are collectively referred to as the “Real Property,” and the Real Property and the Personal Property are collectively referred to as the “Property”);

WHEREAS, Seller and Buyer desire to enter into this Agreement pursuant to which Seller shall sell the Partnership Interests to Buyer, and Buyer shall purchase the Partnership Interests from Seller, upon the terms and conditions hereinafter set forth;

WHEREAS, simultaneously with the execution of this Agreement, Buyer and Anthony W. Packer and Jerome D. Winnick, each an individual, and Shoreline/Marin, LLC, a Delaware limited liability company (the “Individual Limited Partners”) shall enter into a Purchase and Sale Agreement with respect to the 3.525226% of the special limited and limited partner interests in the Partnership held by the Individual Limited Partners (the “LP Purchase Agreement”); and

WHEREAS, Buyer may require Seller, at Buyer’s election, to convert the Partnership into a Delaware limited liability company in the name of BIR Executive House, L.L.C. (the “Company”), whose members shall be all of the partners of the Partnership.

NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1

PURCHASE AND SALE

1.01 Purchase by Buyer.  Upon the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase the Partnership Interests from Seller, and Seller agrees to sell the Partnership Interests to Buyer.

1.02 Payment of Purchase Price.  The aggregate purchase price for the Partnership Interests shall be Forty-Eight Million Six Hundred Sixty-Six Thousand Seven Hundred Ninety-Six and 00/100 Dollars ($48,666,796.00) (the “Purchase Price”).  The Purchase Price shall be reduced by the principal balance assumed by Buyer under that certain first mortgage loan made to the Partnership by GMAC Commercial Mortgage Bank, a Utah industrial bank (the “First Lender”) on March 22, 2006 in the original principal amount of $27,000,000 (the “First Loan”) and under that certain second mortgage loan made to the Partnership by Capmark Bank, a Utah industrial bank (the “Second Lender”) on October 30, 2007 in the original principal amount of $3,700,000 (the “Second Loan”) (the First Loan and the Second Loan are collectively referred to herein as the “Existing Loan”).  The interests of the First Lender in the First Loan and the Second Lender in the Second Loan have been assigned to Fannie Mae (“Lender”). The Purchase Price, after taking into account the prorations and adjustments required herein (including, without limitation, those set forth in Section 12) and after reduction by the assumed principal balance of the Existing Loan, is referred to herein as the " Equity Portion of the Purchase Price."  The Purchase Price, subject to prorations and adjustments, shall be paid as follows:

(a) Initial Deposit.  Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Initial Deposit”);

(b) Additional Deposit.  Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Additional Deposit” and, together with the Initial Deposit and any and all interest accrued thereon, are collectively referred to herein as the “Deposit”); and

(c) Payment at Closing.  At the Closing (as defined in Section 1.06 hereof), Buyer shall deliver to Seller cash in an amount equal to the Equity Portion of the Purchase Price, as adjusted in accordance with the provisions of this Agreement, less (i) the amount of the Deposit held by the Escrow Agent (as defined in Section 1.04(a) hereof), and (ii) the Escrow Amount (as defined in Section 1.05 hereof) to be held by the Escrow Agent in accordance with the terms of Section 1.05 hereof.

(d) Payment of Monies.  All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer of immediately available funds to the Seller as directed by EHGP, Inc.

1.03 Assumption of Existing Loan.  The Existing Loan is secured by mortgages on the Property (collectively, the “Existing Mortgage”).  The current principal balance of the First Loan is $27,000,000; the current principal balance of the Second Loan is $3,671,830.63.  Seller shall pay all interest accruing on and other fees and expenses under the Existing Loan through the date prior to Closing and Buyer shall be responsible for interest on the Existing Loan from and after the Closing Date.  At Closing, subject to obtaining all necessary approvals from the Lender under the Existing Loan, Buyer, as owner of all of the interests in the Partnership shall assume all obligations and agreements of Seller as owner of all of the interests in the Partnership related to the Existing Loan arising or accruing from and after the Closing Date.  All loan documentation related to the Existing Loan is listed on Exhibit E and is hereinafter referred to as the "Existing Loan Documents".  Copies of said Existing Loan Documents have been provided to Buyer.  Buyer shall receive a credit against the Purchase Price equal to the outstanding principal balance and all accrued but unpaid interest and other fees and expenses under the Existing Loan.

(a) Buyer shall submit an application for the assumption of the Existing Loan on or prior to August 11, 2008.  Each of General Partner and Buyer shall pursue the assumption of the Loan with due diligence and in good faith and shall make all commercially reasonable efforts to obtain Lender's written consent to (i) the transfer of all of the interests in the Partnership from Seller to Buyer, (ii) the assignment and assumption of the Existing Loan in accordance with the terms of this Agreement, (iii) the substitution of a non-recourse carve-out guarantor reasonably satisfactory to Buyer for Eric Blumenfeld as the carve-out guarantor under the Existing Loan (the “Existing Guarantor”) for all matters occurring after Closing, and (iv) the release of Eric Blumenfeld as the carve-out guarantor under the Existing Loan for all matters occurring after Closing hereunder (the “Lender's Consent”) (items (i)-(iv) above being referred to herein as the "assumption of the Existing Loan").  Buyer and General Partner shall provide all cooperation the other party reasonably requests in order to obtain Lender's Consent. Seller agrees to cooperate with Buyer in connection with Buyer's preparation of all applications and submissions contemplated hereunder and, without limiting the generality of the foregoing, shall furnish such information and execute and deliver such documents on behalf of the Seller as may be reasonably required in connection therewith.  Buyer and Seller shall establish a mutual understanding for all communications between Partnership, its property manager, or other representative of the Seller and Lender or any tenant or tenants of the Property regarding the terms and conditions of any proposed or submitted application contemplated in connection herewith.  It is understood and agreed that in no event shall Buyer obtaining supplemental financing be a condition precedent to closing the transactions contemplated herein.

(b) Subject to receipt of the Lender's Consent, at Closing, the Partnership shall continue to be bound by the terms of the Existing Loan after Closing hereunder and Buyer, as owner of all of the interests in the Partnership, shall assume the Existing Loan, pursuant to an assignment and assumption agreement (the “Loan Assignment and Assumption Agreement”) that: (i) imposes no obligation or liability on Buyer or the Substitute Carve-out Guarantor (as defined in Section 9.01(h) under the Existing Loan Documents with respect to any period prior to Closing, with the same effect as if the Existing Loan were first being disbursed to Buyer at Closing; (ii) does not modify any of the terms or provisions of the Existing Loan Documents in any respect; as reasonably determined by Buyer other than those changes reasonably requested by Buyer prior to the expiration of the Inspection Period, including, but not limited to, the inclusion of a provision for payment of a market management fee to Berkshire Property Advisors, L.L.C.; and (iii) contains an estoppel from Lender that no defaults exist on the part of Seller or the carve-out guarantor under the Existing Loan Documents; and (iv) releases the Existing Guarantor under the Existing Loan for all matters occurring after Closing (the Loan Assignment and Assumption Agreement and any other documents the Lender requires Seller and/or Buyer to execute and deliver as a condition to the assignment and assumption of the Existing Loan to Buyer are, collectively, the “Lender Assumption Documents”).
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      1.04 Escrow Arrangements Relating to the Deposit.

(a) Deposit.  Within one (1) business day after the execution and delivery of this Agreement, the Initial Deposit shall be delivered by Buyer to Lawyers Title Insurance Company, National Accounts, Boston Office, 125 Summer Street, Suite 2100, Boston, Massachusetts, 02110, Attention:  Robert G. Soule, Esq. ("Escrow Agent" and "Title Company").  In the event that pursuant to Section 6.02 hereof, the Inspection Period expires without Buyer having exercised its right to terminate this Agreement and this Agreement being otherwise then in effect, the Additional Deposit shall be delivered by Buyer to Escrow Agent within two (2) business days after such expiration of the Inspection Period (the Initial Deposit and the Additional Deposit, together with all interest accrued thereon, being collectively referred to herein as the "Deposit").  Upon receipt from Buyer of the Deposit, Escrow Agent shall invest the Deposit in an interest-bearing account or money market fund as directed by Buyer.  All interest on the Deposit shall accrue to Buyer, except as otherwise provided in Section 13.03 hereof.  At the Closing, Escrow Agent shall release the Deposit to Seller, which Deposit shall be credited against the balance of the Purchase Price owed by Buyer to Seller.

(b) Escrow Provisions.  Escrow Agent agrees to hold, keep and deliver the Deposit and all other sums delivered to Escrow Agent in accordance with the terms and provisions of this Agreement.  Escrow Agent shall not be entitled to any fees or compensation for its services hereunder.  Escrow Agent shall be liable only to hold said sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this Agreement, Escrow Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the gross negligence or willful malfeasance of Escrow Agent.  In the event of any disagreement between Buyer and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall not comply with any such claims or demands so long as such disagreement may continue, and, Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such actions; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Buyer, and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto.  Escrow Agent shall not disburse any of the monies held by it under this Agreement unless in accordance with either a joint written instruction of Buyer and Seller or an Escrow Demand (as hereinafter defined) from either Buyer or Seller in accordance with the provisions hereinafter set forth.  Upon receipt by Escrow Agent from either Buyer or Seller (the "Notifying Party") of any notice or request (the "Escrow Demand") to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the "Notified Party").  If within five (5) business days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand.  If Escrow Agent does receive written objection from the Notified Party in a timely manner as aforesaid, Escrow Agent shall take no further action until the dispute between the parties has been resolved pursuant to either clause (a) or (b) above.  Further, Escrow Agent shall have the right at all times to pay all sums held by it (i) to the appropriate party with the written consent of Buyer and Seller, or (ii) into any court of competent jurisdiction after a dispute between or among the parties hereto has arisen, whereupon Escrow Agent's obligations hereunder shall terminate.

(c) Indemnification.  General Partner, Partnership and Buyer jointly and severally agree to indemnify and hold harmless Escrow Agent from and against any and all costs, damages and expenses, including reasonable attorneys' fees, that said Escrow Agent may incur in its compliance in good faith with the terms of this Agreement; provided, however, this indemnity shall not extend to any act of gross negligence or willful malfeasance on the part of Escrow Agent.

1.05 Escrow Amount.  At the Closing, Seller and Buyer shall enter into an escrow agreement in the form attached hereto as Exhibit C (the "Escrow Agreement"), pursuant to which Seller shall deposit One Million and 00/100 Dollars ($1,000,000.00) (the "Escrow Amount") with the Escrow Agent, which shall be held by the Escrow Agent in a segregated account as security for Seller's indemnification obligations under Sections 8.10, 16 and 17 hereof.  All interest accruing on the Escrow Amount shall be for the benefit of Seller.  In the event Buyer makes a written claim or demand for indemnification under Section 8.10, 16 and/or Section 17 hereof (an “Indemnification Claim”), and Seller does not dispute such Indemnification Claim, or is determined to be liable for and in respect of such Indemnification Claim by a court of competent jurisdiction, then the Escrow Agent promptly thereafter shall pay such Indemnification Claim in full to Buyer, all as more particularly provided in the Escrow Agreement.  The Escrow Agreement shall expire upon the termination of the Survival Period (as defined in Section 16.01 hereof), and immediately thereafter the Escrow Agent shall pay the portion, if any, of the then remaining Escrow Amount not in dispute to Seller; provided, however, that if prior to the expiration of the Survival Period, Buyer shall have made an Indemnification Claim or commenced litigation or any other proceeding on account of any such claim, the term of the Escrow Agreement shall be extended, and the Escrow Agent shall continue to hold in escrow the portion of the then Escrow Amount in dispute, in each case until the final resolution of such Indemnification Claim or litigation or proceeding relating thereto, all as more particularly provided in the Escrow Agreement.

        1.06 Closing.  Except as otherwise provided in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall be through an escrow administered by the Escrow Agent by means of concurrent delivery of the documents of title, transfer of interest, delivery of Title Policy (as hereinafter defined) and the Purchase Price, customarily referred to as a “New York Style” closing, at 10:00 A.M. eastern time on the date that is ten (10) days after the date of Buyer’s receipt of Lender’s Consent, as such date may be extended only to the extent necessary to complete the documentation related to the assumption of the Existing Loan and to satisfy Lender’s requirements in connection with the Existing Loan, or such other date or place as Buyer and Seller shall mutually agree in writing (the date that the Closing is actually consummated hereunder, the "Closing Date") provided, however, that if Lender's consent has not been obtained by November 5, 2008, Buyer or Seller shall have the right to terminate this Agreement by notice to the other and in such event the Deposit shall be returned to Buyer and this Agreement shall be of no further force or effect.  It is agreed that time is of the essence.

SECTION 2

TITLE MATTERS

2.01 Title.  Buyer's obligation to purchase the Partnership Interests shall be conditioned upon the Partnership then holding good and clear record and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions (as hereinafter defined).  In connection herewith, on or prior to the date of this Agreement General Partner has provided to Buyer a copy of the existing lender’s title insurance policy for the Real Property.  As promptly as possible after the date of this Agreement, Buyer shall obtain at its sole expense from the Title Company, a Commitment For Title Insurance for an ALTA Owner's Form B Title Insurance Policy with such endorsements as Buyer shall reasonably require and all legible copies of all instruments and plans mentioned therein as exceptions to title (all of such items are hereinafter collectively referred to as the “Commitment”).  The Commitment shall be in the amount of the Purchase Price.  Should the Commitment contain any title exceptions which are not acceptable to Buyer, in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period, notify Seller of such exceptions.  If Buyer fails to so notify Seller of any such exceptions as described above, the exceptions set forth in Schedule B of the Commitment shall be deemed accepted by Buyer (all such exceptions being referred to herein as the “Permitted Exceptions”).  If any exceptions are unacceptable to Buyer and Buyer timely notifies General Partner in writing of such fact as provided above, General Partner, in its sole discretion, shall have ten (10) business days from the date General Partner receives notice of such unacceptable exceptions to cause the Partnership to remove or cure such exceptions, to Buyer's reasonable satisfaction, except with respect to the Monetary Liens (as hereinafter defined), which General Partner shall cause the Partnership to remove or cure before the Closing with funds of the Partnership. General Partner shall be deemed to have given notice to Buyer that General Partner refuses to cure any unacceptable exceptions, which General Partner may so do in its sole discretion, unless General Partner, within such ten (10) business day period, shall notify Buyer in writing that General Partner will attempt to cure such unacceptable exceptions.  If General Partner fails or refuses to cure, or to cause the Partnership to cure, said unacceptable exceptions within the time period above provided, Buyer may (a) terminate this Agreement on or before ten (10) business days after the later of the date of General Partner's written notice furnished as described above or the expiration of the aforesaid ten (10) business day notice period afforded General Partner, and the Deposit shall be returned to Buyer, or (b) if Buyer fails to so terminate, Buyer shall be deemed to have waived such exceptions and accept title subject thereto, in which event there shall be no reduction in the Purchase Price.  Notwithstanding anything to the contrary contained herein, Buyer is deemed to have rejected, without any need for further notice, all mortgages (except the Existing Mortgage), deeds of trust, liens of mechanics' liens, attachments, judgments, liens to secure the payment of income taxes of Seller or Seller's constituents, delinquent property tax and assessment liens against the Real Property and any other liens against the Real Property that can be removed by the payment of a sum other than real estate taxes collected in arrears but not yet then due and payable (collectively, "Monetary Liens"), and Seller agrees, at the sole cost and expense of the Partnership, to cause all such Monetary Liens to be released or removed prior to the Closing Date.

2.02 Survey.  General Partner has furnished Buyer with a copy of the most recent as-built survey of the Real Property in Seller's possession (the "Prior Survey"), and on or before the expiration of the Inspection Period, Buyer may obtain a current as-built survey (the "New Survey") of the Real Property by a registered land surveyor.  Should the Prior Survey or the New Survey contain any encumbrances, encroachments or other survey defects (collectively the "Survey Matters") which are not acceptable to Buyer in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period, notify General Partner of such exceptions.  If Buyer fails to so notify General Partner of any unacceptable Survey Matters as described above, all Survey Matters shall be deemed accepted by Buyer.  If any Survey Matters are unacceptable to Buyer and Buyer timely notifies General Partner in writing of such fact as provided above, General Partner, in its sole discretion, shall have ten (10) days from the date General Partner receives notice of such unacceptable Survey Matters to cure such Survey Matters to Buyer's reasonable satisfaction.  General Partner shall be deemed to have given notice to Buyer that General Partner refuses to cure any unacceptable Survey Matters, which General Partner may so do in its sole discretion, unless General Partner, within such ten (10) day period, shall notify Buyer in writing that General Partner will attempt to cure such unacceptable Survey Matters.  If General Partner fails or refuses to cure said unacceptable Survey Matters within the time period above provided, Buyer may (a) terminate this Agreement on or before ten (10) business days after the later of the date of General Partner's written notice furnished to Buyer as described above or the expiration of the aforesaid ten (10) day notice period afforded Seller, and the Deposit shall be returned to Buyer, or (b) if Buyer fails to so terminate, Buyer shall be deemed to waive such Survey Matters and accept title subject thereto, in which event there shall be no reduction in the Purchase Price.

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SECTION 3

SELLER'S PRE-CLOSING DELIVERIES

3.01 General Partner shall use best efforts to furnish to Buyer, on the date of this Agreement (provided that, in any event, General Partner shall furnish to Buyer no later than five (5) days after the date of this Agreement), for inspection and approval by Buyer the following (together with the items on the Due Diligence List attached hereto as Schedule 3.01) (the "Due Diligence Materials"):

(a) Leases.  General Partner shall provide Buyer with access on-site to the originals (or copies, if originals are not available) of all leases listed on the Rent Roll (the "Leases"), and related Lease files.

(b) Taxes.  A copy of the real estate tax bills for the Real Property for the current tax year and the last three (3) prior tax years.

(c) Current Rent Roll.  A list of the current rents now being collected on each of the apartment units under the Leases attached hereto as Schedule 3.01(c) (the information on said Schedule 3.01(c), the "Rent Roll"), which includes: apartment number, unit type, unit status, tenant name, commencement and termination dates, lease rent (including any prepaid rent), security deposits and details of any concessions and current delinquencies, in such form as is prepared by the Partnership in the ordinary course of business.

(d) Service Contracts.  Copies of all service, maintenance, supply and management contracts entered into by General Partner or the Partnership (collectively, "Service Contracts") listed on Schedule 3.01(d) attached hereto currently affecting the use, ownership, maintenance and/or operation of the Real Property.

(e) Utility Bills.  Copies of all utility bills (gas, electric, water and sewer) relating to the Real Property for the immediately prior twelve (12) months, and a general ledger detail of gas, electric, water and sewer accounts for the prior three (3) years to date.

(f) Personal Property.  A current inventory of all Personal Property, including all tangible personal property owned by the Partnership, and located on or used in connection with the Real Property.

(g) Plans.  All existing plans and specifications with respect to the Real Property.

(h) Financial Statements.  Statements of income and expense for the Property, prepared by the current independent property manager, relating to the periods of January 1, 2003, through the present.

(i) Capital Reports and Budgets.  Copies of all capital expenditure reports (general ledger) and budgets for the prior two (2) years.

(j) Inspection Reports.  Copies of all soils, engineering, architectural, environmental, termite, pest control, endangered species, ADA and Fair Housing Act compliance, handicapped access reports or studies and any other third party reports applicable to the Property.

(k) Permits.  Copies of governmental permits, certificates of substantial completion, certificates of final inspection and occupancy, pool permits, elevator permits, alarm registrations, building permits, and other permits, licenses and inspections for the operation of the Real Property.

(l) Litigation.  A listing of all pending or threatened litigation against any party comprising Seller, the Partnership or the management company engaged to manage the Real Property (the "Management Company") with respect to claims regarding or related to the Property.

(m) On-Site Reports.  A complete set of monthly profit and loss statements ("Monthly Operating Reports") from the Partnership’s property management and accounting systems located at the Real Property from January 2006 to the present.

(n) Partnership Agreement.  A copy of the Second Amended and Restated Limited Partnership Agreement of the Partnership and all amendments thereto (the "Partnership Agreement").

(o) Warranties.  Access on site to all warranties regarding the Property, if any, in the possession of General Partner, the Partnership or the Management Company.

(p) Existing Loan Documents.  Copies of all Existing Loan Documents.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF SELLER

General Partner, Special Limited Partner and Limited Partner, hereby represents and warrants to Buyer as follows:

4.01 Ownership of Property.  The Partnership is the sole owner of the Property.

4.02 Leases.  There are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) entered into by the Partnership which grant any possessory interest in and to any space situated on or in the Improvements or that otherwise give rights with regard to use of the Real Property other than the Leases and rights of rooftop antenna tenants and licensees set forth on Schedule 4.21.  The Rent Roll is true, accurate and complete in all material respects as of the date thereof.  Except as otherwise specifically set forth in the Rent Roll or elsewhere in this Agreement:

(a) the Leases are in full force and effect and none of them has been modified, amended or extended except as stated thereon or as evidenced by modifications, amendments or extensions thereto;

(b) no tenant, or any other person, entity or association has an option to purchase, right of first refusal, right of first offer or other similar right in respect of all or any unit in the Real Property;

(c) no leasing or brokerage commission shall be due for any period subsequent to the Closing Date other than for tenants who have executed a lease prior to the Closing Date but do not move in until after the Closing Date, which commissions shall be paid by Buyer;

(d) no tenant is entitled to rental concessions or abatements for any period subsequent to the Closing Date except as set forth on Schedule 4.02(d) attached hereto;

(e) the Partnership has neither sent written notice to any tenant of the Real Property, nor received any notice from any such tenant, claiming that such tenant, or the Partnership, as the case may be, is in default, which default remains uncured except as set forth on Schedule 4.02(e) attached hereto;

(f) no action or proceeding instituted against Seller or the Partnership by any tenant of any unit in the Real Property is presently pending;

(g) there are no security deposits or other deposits;

(h) no rent has been paid more than thirty (30) days in advance under any lease of any unit in the Real Property except as set forth on Schedule 4.02(h) attached hereto;

(i) no uncompleted work with respect to any part of the Real Property demised under any of the Leases to be performed by the Partnership will remain incomplete after the Closing Date except for routine work orders in the normal course of business; and

(j) all brokerage commissions with respect to the Leases shall have been paid in full by the time of Closing except as provided in (c) above.

4.03 No Rent Subsidies.  The apartment units in the Real Property are not subject to, nor do said apartment units receive the benefit of, any rent subsidies or rental assistance programs, and no apartment unit in the Real Property is subject to any rent control law, ordinance or regulation.
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      4.04 Service Contracts.  The Service Contracts listed on Schedule 3.01(d) attached hereto constitute all contracts of that nature entered into by General Partner, the Partnership or the Management Company currently affecting the operation of the Property and the information set forth thereon is accurate and complete, and except as set forth therein, each such contract is cancellable on thirty (30) days' written notice.  There are no contracts other than the Service Contracts affecting the Property.  In the event of a breach of the representations set forth in this Section 4.04, General Partner shall indemnify and hold Buyer harmless from and against any and all claims, damages, losses, costs, expenses or liabilities incurred by Buyer as a result of such breach.

       4.05 Hazardous Substances.  Schedule 4.05 attached hereto lists all environmental reports, audits, studies and similar documents relating to the Real Property which are in General Partner's possession and control (the "Environmental Reports"), and General Partner has delivered a true and correct copy of each such report to Buyer.  Except as otherwise disclosed in the Environmental Reports, to the best knowledge of General Partner, (a) no Hazardous Materials (as hereinafter defined) have been used, generated, stored at, in or under or disposed of at or from the Real Property during the period of the Partnership's ownership except in accordance with Environmental Laws (as hereinafter defined), (b) no Hazardous Materials are present at, in or under the Real Property at levels or in quantities in violation of, or that would require investigation or cleanup under, any Environmental Law, (c) neither General Partner nor the Partnership has received any notice of any violation of Environmental Laws or the presence or release of Hazardous Materials on or from the Real Property, and (d) there are no underground storage tanks located on the Real Property.  As used herein, the term (i) "Hazardous Materials" shall mean and include, but shall not be limited to, any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantities, concentration, chemical or active flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to, a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated by (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time), the Environmental Laws, and (ii) "Environmental Laws" shall mean and include the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.  Notwithstanding anything to the contrary set forth herein, General Partner has disclosed to Buyer that the Partnership may store and use on the Real Property reasonable quantities of gasoline, oil, swimming pool chemicals, pesticides, herbicides and cleaning products for use in the operation and maintenance of the Real Property.

4.06 Ability to Perform.  Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.  Except as set forth on Schedule 4.06 attached hereto, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement.

4.07 No Actions.  Except as set forth on Schedule 4.07 attached hereto, there are no pending, or to Seller's knowledge, threatened, legal actions or proceedings against the Seller or the Partnership, affecting or relating to the Partnership Interests or the Property or relating to Seller or the construction, ownership, use, possession or operation of the Property, including, without limitation, regarding condemnation of or encumbrances (including, without limitation, any assessment payable in annual installments) on the construction, ownership, use, operation or possession of the Property or any part thereof.

4.08 No Violation Notice.  Neither General Partner nor the Partnership has received written notice:

(a) from any federal, state, county or municipal authority or other third party alleging a violation of any fire, health, safety, building, pollution, environmental, zoning or other law, rule, regulation or code in respect of the Property or any part thereof, which has not been corrected in accordance with all applicable law;

(b) concerning the possible or anticipated condemnation of any part of the Real Property, or the widening, change of grade or limitation on use of streets abutting the same or concerning any special taxes or assessments levied or to be levied against the Real Property or any part thereof;

(c) concerning any change in the zoning classification of the Property or any part thereof;

(d) from any insurance company or bonding company of any defects or inadequacies in the Real Property or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges therefor or of any termination or threatened termination of any policy of insurance or bond; or

(e) except as set forth on Schedule 4.08(e), from any third party alleging any violation or default by General Partner or the Partnership under any Service Contract or other agreement affecting the Property or the Partnership, including, without limitation, any recorded documents.

         4.09 No Employment Contracts, Unions, Pension Plans.  Neither General Partner nor the Partnership has entered into any employment contracts or labor union contracts, and have not established any retirement, pension or profit sharing plans (other than a 401(k) plan for employees), relating to the operation or maintenance of the Partnership or the Real Property which shall survive the Closing or for which Buyer shall have any liability or obligation.

4.10 Employees.  The Partnership currently employs the personnel identified on Schedule 4.10 hereof.  Schedule 4.10 sets forth the job title and salary for every employee of the Partnership.  Seller shall terminate all such employees as of the Closing Date and shall indemnify and hold Buyer harmless from and against any and all claims, losses or expenses related to such employees arising prior to Closing.

4.11 Financial Status.  Neither Seller nor the Partnership has (a) made a general assignment for the benefit of its creditors; (b) had an attachment, execution or other judicial seizure of any property interest which remains in effect; or (c) become generally unable to meet its financial obligations as they mature; and neither Seller (with respect to the Partnership only) nor the Partnership has admitted in writing its inability to pay its debts as they mature.

4.12 No Bankruptcy.  There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of Seller or the Partnership, or the debts of Seller or the Partnership, under any law relating to bankruptcy, insolvency, reorganization or the relief of debtors, or seeking the appointment of a receiver, trustee, custodian or other similar official for Seller, the Partnership or the Real Property.

4.13 Financial Statements.  Attached as Schedule 4.13 hereto are the audited balance sheet of the Partnership as of December 31, 2007 (the “2007 Balance Sheet”), and the related statements of income, partners' equity and cash flows of the Partnership for the year then ended (together with the 2007 Balance Sheet, the “Financial Statements”).  The Financial Statements are true and correct in all material respects, and have been prepared on the basis of accounting used to prepare the Partnership’s income tax returns, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America.  The 2007 Financial Statements fairly and accurately present the financial condition of the Partnership as of the date thereof, and the statements of income, partners' equity and cash flows contained therein fairly and accurately present the results of operations of the Partnership for the periods covered thereby.

4.14 No Liabilities.  Except (a) for liabilities incurred in the ordinary course of business which shall be paid in full by Partnership prior to the Closing Date for goods and services obtained by Partnership prior to Closing,  (b) as disclosed in Schedule 4.14 attached hereto, and (c) as otherwise disclosed in this Agreement, the Partnership has no liability or obligation of any nature which in any way affects or is related to the Property whether now due or to become due, absolute, contingent or otherwise, including liabilities for taxes due on or prior to the date of this Agreement (or any interest or penalties thereto).

4.15 Status of Interests.  The partnership interests of the Partnership are as set forth in Schedule 4.15 attached hereto.  96.474774% of such partnership interests are owned (of record and beneficially) by Seller and 3.525226% of such partnership interests are owned (of record and beneficially) by the Individual Limited Partners (the “ILP Interests”).  The Partnership Interests and the ILP Interests constitute 100% of the partnership interests in the Partnership.  The Partnership Interests are duly authorized, validly issued, fully paid, nonassessable, and free and clear of liens and encumbrances of any nature.  Neither Seller nor the Partnership has or is bound by any (a) outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for it to issue, deliver or sell, or cause to be issued, delivered or sold, any partnership interest or any other equity security of the Partnership, or (b) securities convertible into, exchangeable for, or representing the right to subscribe for, purchase or otherwise receive, any partnership interest or any other equity security of the Partnership, or obligating it to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements.  General Partner has at all times treated the Partnership as a partnership for federal income tax purposes, and will not make any election to treat the Partnership as other than a partnership.

        4.16 Partnership Agreement.  The Partnership Agreement attached hereto as Schedule 4.16 is a true, correct and complete copy of the Partnership Agreement.  As of the date hereof, there have been no amendments, modifications or revisions to the Partnership Agreement and it remains in full force and effect.
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4.17 Tax Returns.

(a) All federal, state, municipal and other tax returns ("Tax Returns") required by law to be filed by the Partnership and/or the Seller for all periods up to and including the Closing Date have been or will be duly executed and filed, and all Taxes, interest and penalties shown as owed and due on such returns and reports have or will be paid in full prior to the Closing.  To Seller's knowledge, all such Tax Returns were correct and complete in all respects.

(b) The Partnership is not currently the beneficiary of any extension of time within which to file any Tax Return and has not waived any statute of limitations in respect of Taxes or agreed to any extensions of time with respect to a tax assessment or deficiency. To General Partner's knowledge, no claim has ever been made by an authority in any jurisdiction where the Partnership does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Partnership that arose in connection with any failure (or alleged failure) to pay any Tax.  All Taxes which shall become due and payable by the Partnership after the date of this Agreement but before the Closing Date shall be paid by the Partnership on or before the Closing Date. All Tax Returns and tax information returns to be filed after the date hereof but before the Closing Date by the Partnership shall be true, complete and accurate. All Taxes which the Partnership is required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental agencies.

(c) There is no current audit pending concerning any Tax liability of the Partnership, nor have the Seller or the Partnership received any written notice of an audit concerning any Tax liability of the Partnership.  There is no dispute or claim concerning any Tax liability of the Partnership either (A) claimed or raised by any governmental authority in writing or (B) as to which the General Partner has knowledge based on personal contact with any agent of such governmental authority.

(d) No taxes are currently owed by the Partnership for any partial year, except as otherwise disclosed in the Financial Statements.  Not more than eighty-nine percent of the partnership interests in the Partnership, in the aggregate, has been transferred within the three (3) year period prior to the date hereof.

(e) As used herein, "Tax" means any federal, state, county, local or foreign tax, charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, transfer, recording, license, payroll, franchise, severance, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee or any kind whatsoever, imposed or required to be withheld by any regulatory or governmental authority, including any interest, penalties and additions imposed thereon or with respect thereto.

4.18 Existing Loan Documents.  The loan documents set forth on Schedule 4.18 attached hereto constitute all loan documentation executed in connection with the Existing Loan.  The copies of the Existing Loan Documents delivered by General Partner to Buyer (and to be delivered under Section 1.03 and 3.01(p)) are true, correct and complete copies of all of the loan documents in connection with the Existing Loan.  As of the date hereof, there have been no amendments, modifications or revisions to the Existing Loan Documents and they remain in full force and effect.  There are no defaults on the part of Seller under the Existing Loan Documents.

4.19 Non-Contravention.  The execution and delivery of this Agreement and any document, agreement or instrument to be executed and delivered by General Partner in connection herewith, and the consummation of the transactions contemplated hereby and thereby, will not (a) violate or conflict with any provision of the governing or constituent documents of General Partner or the Partnership, or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of either General Partner or the Partnership pursuant to (i) any agreement or instrument to which such General Partner or the Partnership is a party or by which any of its respective properties is bound, or (ii) to General Partner's actual knowledge, any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority.

        4.20 Disclosure.  No representation or warranty by General Partner in this Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered to Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide Buyer with proper and complete information as to the business, condition, operations and prospects of the Partnership.  There is no fact which General Partner has not disclosed to Buyer in writing which materially adversely affects, or so far as General Partner can now foresee, will materially adversely affect, the business or condition (financial or other) of the Partnership or the ability of General Partner to perform its obligations under this Agreement or any of the transactions contemplated hereby.

4.21 LP Purchase Agreement Representations and Warranties.  All of the representations and warranties of the Individual Limited Partners under the LP Purchase Agreement are true, complete and correct in all material respects.

At Closing, each of the persons comprising Seller shall represent and warrant to Buyer by delivering to Buyer a certificate (the “Seller's Representation Certificate”) certifying that as to itself, all representations and warranties it makes in this Agreement remain true and correct as of the Closing Date and all of the representations and warranties contained herein shall be deemed remade by it effective as of the Closing Date; provided, however, that to the extent that changes in facts or circumstances after the date of this Agreement have occurred, it shall promptly deliver written notice to Buyer of such facts or circumstances after becoming aware of same (but in no event later than the Closing Date) and, the Seller's Representation Certificate may be revised at Closing to make exception or qualification with respect to such matters as may be necessary for such representations to remain true, but Buyer's agreement to allow such amendment of Seller's Representation Certificate shall not affect or indicate any waiver of any condition to Closing set forth in this Agreement, and Buyer may terminate this Agreement and receive the Deposit, if it fails, for any reason, to deliver Seller's Representation Certificate at Closing without any material change, except as to changes which are permitted or contemplated pursuant to Section 8 hereof.

If Buyer notifies Seller prior to Closing that any representation or warranty made in Section 5 is not true and correct in any material respect and Seller fails to cure or remedy the same prior to Closing, Buyer may either (a) terminate this Agreement and the Deposit shall be returned to Buyer, and neither party shall have further rights or obligations pursuant to this Agreement, except for Buyer's obligation to repair any damage to the Property and to indemnify Seller as set forth in Section 6.01; or (b) waive any such representation or warranty and close the transaction without any reduction in the Purchase Price.  General Partner shall be required to spend up to Two Hundred Fifty and 00/100 Dollars ($250,000.00) in the pursuit of a cure or remedy of a breach of any representation or warranty made in Section 5.

If subsequent to Closing Buyer notifies Seller within twelve (12) months after Closing that Buyer discovered post-closing that any representation or warranty made in Section 4 was not true and correct and specifying the breach with particularity, Buyer shall have available all remedies at law or in equity as a consequence thereof (including, without limitation, the right to recover under the Escrow Agreement).  If Buyer does not notify Seller of the breach of any of its representations and warranties set forth in this Section 5 and institute a lawsuit therefor in a court of competent jurisdiction within twelve (12) months after the Closing, Buyer shall be deemed to have waived all of its rights to claim and sue for any breach by Seller of any of its representations and warranties made in this Section 4, except with respect to the representations and warranties set forth in Section 4.15 which shall survive the Closing Date and the expiration of the Survival Period (as defined below).

SECTION 5

REPRESENTATIONS AND WARRANTIES OF BUYER

5.01 Ability to Perform.  Buyer has full power to execute, deliver and carry out the terms and provisions of this Agreement, Buyer has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Buyer or the taking by Buyer of any action contemplated by this Agreement.

5.02 No Actions.  There are no pending, or to Buyer's knowledge, threatened legal actions or proceedings to which Buyer is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

5.03 Non-Contravention.  The execution and delivery of this Agreement and any document, agreement or instrument to be executed and delivered by Buyer in connection herewith, and the consummation of the transactions contemplated hereby and thereby, will not (a) violate or conflict with any provision of the governing or constituent documents of Buyer, or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of Buyer pursuant to (i) any agreement or instrument to which such Buyer is a party or by which any of its properties is bound, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority.
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SECTION 6

INSPECTION CONDITION; "AS IS" PURCHASE

6.01 From the date of this Agreement through the Closing, Buyer, its agents and representatives, shall be entitled to enter upon the Real Property (as coordinated through the Management Company), including all leased areas and apartment units, upon reasonable prior notice to Seller, to perform inspections and tests of the Property, including surveys, environmental studies, examinations and tests of all structural and mechanical systems within the Improvements, and to examine (a) all leases, contracts, books, records and accounting reports of Partnership or Partnership's property manager relating to the Real Property, (b) title and survey, (c) compliance with all zoning, building and other laws and regulations, (d) an engineering and physical inspection, (e) an environmental study, and (f) an inspection of such other matters as Buyer determines.  Partnership shall make an on-site representative available to assist in all on-site inspections.  Notwithstanding the foregoing, Buyer shall not be permitted to interfere materially and unreasonably with the Partnership's operations at the Real Property or interfere with any tenant's occupancy at the Real Property, and the scheduling of any inspections shall take into account the timing and availability of access to tenants' premises, pursuant to tenants' rights under the Leases or otherwise.  Buyer shall repair any damage to the Property caused by its employees, agents and contractors conducting any such tests or investigations, and indemnify Partnership from and against any and all liabilities, claims, costs and expenses resulting therefrom, provided, however, that the foregoing indemnity shall not be applicable to conditions merely discovered by Buyer, but not originally caused by Buyer, nor shall such indemnity extend to liabilities, costs, expenses, damages or injuries caused by or arising out of the acts or omissions of Partnership or its agents.  The foregoing indemnification shall survive the Closing or the termination of this Agreement.  Prior to Closing hereunder, Buyer's and its agents' activities at the Property shall be covered by a general liability insurance policy maintained by Buyer in a commercially reasonable amount.  Buyer shall provide Seller with a certificate evidencing such insurance and naming the Partnership as an additional insured.

6.02 The term "Inspection Period," as used herein, shall mean the period ending at 5:00 p.m. Boston time on August 7, 2008.  Buyer shall have the right to terminate this Agreement, in its sole discretion, for any reason or no reason, by giving written notice of such election to Seller on any day prior to and including the final day of the Inspection Period, in which event the Initial Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.  In the absence of such written notice, the contingency provided for in this Section 6.02 shall no longer be applicable, Buyer shall be deemed to have waived its right to terminate under this Section 6.02, and this Agreement shall continue in full force and effect.

6.03 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY OR THE PARTNERSHIP INTERESTS, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  BUYER ACKNOWLEDGES AND AGREES THAT UPON THE CONSUMMATION OF THE CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER, AND BUYER SHALL ACCEPT, THE PARTNERSHIP INTERESTS AND INDIRECTLY THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR THE PARTNERSHIP INTERESTS (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY PROSPECTUS OR PROXY STATEMENT DISTRIBUTED WITH RESPECT TO THE PROPERTY OR PARTNERSHIP INTERESTS) MADE OR FURNISHED BY SELLER TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.  BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING INDIRECTLY SOLD "AS-IS."  THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

SECTION 7

INSURANCE

7.01 Maintenance of Insurance.  Until the Closing, General Partner shall cause the Partnership to cause the insurance on the Property to be maintained in amounts and coverages substantially similar to the policies in effect as of the date of this Agreement, which insurance in respect of fire and casualty shall be covered by a standard All-Risk Policy in the amount currently insured.  Subject to the provisions of Section 7.02 hereof, the risk of loss in and to the Property shall remain vested in the Partnership until the Closing.  Buyer will cause the Partnership to obtain new insurance on the Property at the Closing.

7.02 Casualty or Condemnation.  If, prior to the Closing, the Improvements or any material portion thereof (having a repair or replacement cost equal to or in excess of Five Hundred Thousand and 00/100 Dollars ($500,000) are damaged or destroyed by fire or casualty, or any part of the Property is taken by eminent domain by any governmental entity, then Buyer shall have the option, exercisable by written notice given to Seller at or prior to the Closing, to terminate this Agreement, whereupon all obligations of all parties hereto shall cease, the Deposit shall be returned to Buyer, and this Agreement shall be void and without recourse to the parties hereto except for provisions which are expressly stated to survive such termination.  If Buyer does not elect to terminate this Agreement as aforesaid or if such damage or destruction or taking has a repair or replacement cost or is in an amount of less than Five Hundred Thousand and 00/100 Dollars ($500,000), Buyer shall proceed with the consummation of the Closing (to the extent then otherwise obligated to do so) without reduction or offset of the Purchase Price except as otherwise set forth in this Agreement, and in such case, unless the General Partner shall cause the Partnership to have previously restored the Real Property to its condition prior to the occurrence of any such damage or destruction, Partnership shall retain for the benefit of Buyer all amounts received or due from, and all claims against, any insurance company (including business interruption and rental loss insurance proceeds to the extent related to any period after the Closing Date) or governmental entity as a result of such destruction or taking and Buyer shall receive a credit against the Purchase Price in an amount equal to the deductible under Seller's insurance policy, provided, however, that to the extent any such insurance proceeds are insufficient to restore the Property to its condition prior to the occurrence of such damage or destruction, Buyer shall, at Seller’s election (such election to be made in writing by Seller to Buyer within three (3) business days after Buyer and Seller receive written notice of the amount of such insufficiency), either: (a) receive a credit against the Purchase Price at Closing in an amount equal to such insufficiency or (b) have the right, in its sole and absolute discretion, to terminate this Agreement and receive a refund of the Deposit by delivering written notice to Seller thereof within three (3) business days after Seller delivers written notice to Buyer of Seller’s election not to so reduce the Purchase Price at Closing.  The provisions of this Section 7 shall survive the Closing.

SECTION 8

SELLER'S OBLIGATIONS PRIOR TO CLOSING

Seller covenants that between the date of this Agreement and the Closing:

8.01 Leasing.  Seller shall not, and shall not permit the Partnership to, without Buyer's prior written consent (a) enter into any new lease for an apartment unit with a first-time tenant unless the lease is on the Partnership's standard form, is for a period of no more than one (1) year and the rent shall be not less than the amount of rent set forth on the Rent Roll for such unit, (b) renew or extend any Lease for an apartment unit with an existing tenant unless the lease is on the Partnership's standard form, is for a period of not more than one (1) year and not less than seven (7) months, and that the rent for the amended, renewal or extension term shall not be less than the amount of rent set forth on the Rent Roll for such unit, (c) terminate any Lease except by reason of a default by the tenant thereunder, or (d) grant any concessions to a tenant that are not up-front concessions (i.e. fully realized by such tenant prior to the Closing Date and not applicable to any period after the Closing Date).  On or prior to the Closing Date, Partnership shall have performed all work necessary (including, without limitation, supplying operable kitchen appliances, installing new carpeting or cleaning existing carpeting, and repainting) to make all apartment units within the Property that have been vacated for more than five (5) days prior to the Closing Date ready for occupancy by incoming tenants, consistent with Seller's past practices (the "Ready Work").  In the event that all Ready Work has not been completed prior to the Closing Date, Buyer shall receive a credit on account of the incomplete Ready Work in an amount equal to $1,000 plus the cost of required replacement appliances per unit.

       8.02 Continuation/Termination of Service Contracts.  General Partner shall not modify or amend, nor permit the Partnership to modify or amend, any Service Contract or enter into any new service contract for or with respect to the Property, unless the same is terminable without penalty by the then owner of the Property upon not more than thirty (30) days' notice.  During the Inspection Period, Buyer shall notify General Partner which Service Contracts Buyer wishes to assume at Closing and which Service Contracts Buyer wants terminated at Closing (the "Rejected Contracts").  As to the Rejected Contracts, at or before Closing General Partner shall give notice of termination, at its sole cost and expense, as to such Rejected Contracts so designated by Buyer, and Partnership will retain all other Service Contracts from the date of the Closing.  To the extent any terminated Rejected Contracts continue to provide goods or services for any period of time after Closing, General Partner shall be responsible for payment of such items.

8.03 Replacement of Personal Property.  No Personal Property included as part of the Property shall be removed from the Property unless the same is replaced with similar items of at least equal quality prior to the Closing.  Buyer acknowledges that the Management Company may own the computers, software and certain other equipment used at the Real Property.
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8.04 Access.  General Partner shall permit, and shall cause the Partnership to permit, Buyer and its representatives access to the Property, the Leases and other documents required to be delivered under this Agreement upon reasonable prior notice at reasonable times; provided, that Buyer agrees that the original Leases and all other original documents shall remain on-site at the Real Property.

8.05 Ongoing Operations.  General Partner shall cause the Partnership to carry on its business and activities relating to the Real Property and to conduct all maintenance, repair and replacement work in accordance with the Partnership's policies and practices prior to the date of this Agreement including: (i) replacement of carpet and appliances (including individual air-conditioning units) in the ordinary course of business, (ii) interior painting in the ordinary course of business, and (iii) day-to-day maintenance and repair of roofs and other building systems, decks, patios, stairways, parking lots and structures, landscaping, gates and fences and other items requiring periodic maintenance and repair.  Notwithstanding the foregoing, nothing contained in this Section 8.06 shall affect or otherwise diminish the rights and obligations of Buyer and Seller under Section 7 hereof with respect to a casualty.

8.06 Confidentiality.  In addition to the covenants contained elsewhere in this Agreement, Buyer hereby covenants that it shall hold all information received from Seller in the strictest confidence so long as this Agreement remains in effect, and for a period of one (1) year thereafter if this Agreement is terminated for any reason prior to Closing.  During the period this Agreement remains in effect, Buyer may, however, disclose such information to any employees, agents, attorneys, advisors and contractors of Buyer involved in the inspection or investigation of the Property conducted by Buyer in accordance with the provisions of this Agreement, or to any potential lenders or investors with whom Buyer may be dealing in connection with the purchase of the Property, provided that Buyer shall be responsible to ensure that such parties abide by the foregoing confidentiality restrictions.  The foregoing restrictions do not apply to information in the public domain as a result of lawful disclosure, or if disclosure is required under applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

8.07 Updated Rent Roll.  General Partner shall deliver to Buyer an updated Rent Roll dated three (3) business days prior to the Closing Date.

8.08 Existing Loan Documents.  General Partner shall cause the Partnership to continue to abide by the Partnership's obligations under the Existing Loan Documents.

8.09 Conversion of the Partnership.  At the election of Buyer, which election may be made at any time after the Effective Date and prior to the Closing Date by delivering written notice of such election to Seller, General Partner shall cause the Partnership to convert into a Delaware limited liability company in the name of the Company, whose members shall be all of the partners of the Partnership (in the same proportion), and to execute all documentation required in connection with such conversion.  Upon such conversion, without any further action by either Buyer or Seller, all references herein to the “Partnership” set forth in this Agreement shall automatically be deemed references to the “Company” and all references herein to the “Partnership Interests” shall automatically be deemed references to the “Membership Interests” in the Company.  Prior to submitting any required documentation, application or certificate in connection with such conversion, the General Partner shall deliver a copy of such materials to Buyer for Buyer’s review and approval prior to submission of the same for filing.  Buyer shall reimburse Seller for all of Seller’s reasonable and actual out-of-pockets costs in connection with such conversion up to an aggregate of $10,000.00.  Buyer shall indemnify, defend and hold Seller harmless from any liability, claim, demand, loss, expense or damage that is suffered or incurred by Seller or the Partnership arising out of such conversion, including, but not limited to, the imposition of any transfer tax by the Commonwealth of Pennsylvania or the City of Philadelphia.

8.10 Rooftop Easement Agreement.  Buyer and Seller acknowledge and agree that the Partnership entered into a Rooftop Easement Agreement on July 31, 2006 (the “Easement”) encumbering the Property, pursuant to which the Partnership assigned to Unison Site Management, L.L.C. (“USM”) its rights under a License Agreement between the Partnership and American Tower Corporation dated May 4, 2000 (the “ATC License”).  USM assigned its rights under the Easement to Cell Tower Lease Acquisition, LLC (“CTLA” and, together with USM, the “Unison Parties”) on July 31, 2006.  The Partnership and USM were not aware that the ATC License expired prior to July 31, 2006.  Pursuant to an Agreement Regarding Tower Site dated July 31, 2006 between the Partnership and USM (the “Sharing Agreement”), the Partnership is to be paid sixty percent (60%) of net revenues generated from rooftop antenna leases and licenses entered into after July 31, 2006 pursuant to the Easement.  A dispute has arisen between the Partnership and the Unison Parties as to compensation due to the Unison Parties from the Partnership on account of the expired ATC License (the “Dispute”).   Prior to the Closing Date, Seller shall cause the Partnership to enter into a Settlement Agreement with the Unison Parties pursuant to which the Partnership and the Unison Parties shall agree to a settlement amount regarding the Dispute and which Settlement Agreement shall contain mutual releases by the Partnership and the Unison Parties.  Seller shall indemnify, defend and hold Buyer harmless from any liability, claim, demand, loss, expense or damage that is suffered or incurred by Buyer or the Partnership arising out of or in connection with the Dispute including, without limitation, Unison’s failure to make any and all amounts payable to the Partnership after the Closing Date pursuant to the Sharing Agreement as a result of the Dispute.

SECTION 9

CONDITIONS TO AGREEMENT

9.01 Buyer's Conditions Precedent.  Buyer's obligation to purchase the Partnership Interests or otherwise to perform any obligation provided in this Agreement shall be conditioned upon the fulfillment of the following conditions precedent:

(a) On or before the expiration of the Inspection Period, Buyer shall have inspected and approved, in Buyer's sole discretion, all aspects and matters relating to the Property, of any nature whatsoever, or waived such approval, in Buyer's sole and absolute discretion; provided, that notwithstanding anything herein to the contrary, if Buyer fails to deliver to Seller, on or before the expiration of the Inspection Period, written notice of the failure of the condition set forth in Section 6.02 hereof, then such condition shall be deemed to have been satisfied without further notice.

(b) On or before the respective dates provided for herein, Seller shall have, in a timely fashion, substantially performed each and every covenant, undertaking and agreement to be performed by Seller pursuant to this Agreement.

(c) The Title Company shall deliver to Buyer at the Closing an Owner's Policy of Title Insurance with respect to the Partnership's ownership of the Real Property as contemplated under Section 2.01 hereof and in accordance with the Commitment, as it may have been modified as contemplated by this Agreement (the "Title Policy"), with extended coverage (i.e. with general standard exceptions 1 through 5 deleted), with respect to (i) taxes (except for taxes which are not yet due and payable which are apportioned hereunder), (ii) mechanic's liens, (iii) survey issues (which shall be replaced by a "reading" of the Survey and an exception only for "shortages in area"), (iv) leases and parties in possession (which shall be replaced by a reference to "tenants under the leases described on the Rent Roll delivered at the Closing, as tenants only without any right or option to purchase all or any part of the Property") and (v) items raised after the effective date of the Title Commitment to the extent the same are acceptable or deemed acceptable by Buyer), issued by the Title Company at its standard filed rates, as applicable as of the date and time of the issuance of the Title Policy, in the amount of the Purchase Price, containing Buyer's Endorsements (as hereinafter defined), insuring the Partnership as owner of fee simple title to the Property subject only to the Permitted Exceptions.  As used herein, the term "Buyer Endorsements" shall mean such commercially reasonable and customary endorsements as Buyer has requested by the end of the Inspection Period and the Title Company has agreed to issue in the Title Commitment by the end of the Inspection Period.  Partnership shall execute at the Closing an affidavit in such form as the Title Company shall reasonably require for the issuance of the Title Policy and, provided Seller shall not incur any additional cost or liability, Buyer Endorsements.  The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly executed "marked-up" Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the "marked-up" Title Commitment promptly after the Closing Date.

(d) Seller's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, provided that any such representations and warranties that by their express terms are already qualified by materiality shall be true and correct as stated.

(e) There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller or the Partnership that could materially and adversely affect the operation or value of the Property or Seller's ability to perform its obligations under this Agreement or that seeks to restrain or prohibit, or obtain damages in connection with, the consummation of the transactions contemplated hereby.
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(f) There shall not be outstanding notice of any violation or alleged violation of any law, rule, regulation or code, including building code, with respect to the Partnership or the Property, which has not been corrected to the satisfaction of the issuer of the notice, provided that in lieu of correction, at Closing, Seller may provide Buyer with a credit in an amount equal to 125% of the cost of such correction as satisfaction of this condition, as such amount is reasonably determined by Buyer and Seller.

(g) The Property shall be in substantially the same condition as on the date of this Agreement, damage by casualty and reasonable wear and tear excepted.

(h) Lender shall have granted the Lender's Consent and Lender shall have executed and delivered the Lender Assumption Documents in accordance with the requirements of Section 1.03.

(i)           The simultaneous Closing under the LP Purchase Agreement and the performance of all of the obligations of the Individual Limited Partners under the LP Purchase Agreement.

(j)           If Buyer shall have made the conversion election described in Section 8.09, the General Partner shall have caused the Partnership to (i) convert into a Delaware limited liability company in compliance with applicable Delaware and Pennsylvania law, (ii) qualify as a foreign limited liability company authorized to transact business in the Commonwealth of Pennsylvania, and (iii) withdraw from Pennsylvania as a limited partnership.

       9.02 Seller's Conditions Precedent.  Seller's obligation to sell the Partnership Interests or otherwise to perform any obligation provided in this Agreement shall be conditioned upon Buyer delivering (a) the Purchase Price in accordance with Section 1, (b) the closing documents required of Buyer in accordance with Section 11; and (c) Lender shall have granted the Lender’s Consent, and (d) Lender shall have executed the Lender Assumption Documents.

9.03  Waiver.  A party in whose favor one or more of the above conditions is stated may, at its election, waive any of the foregoing conditions by written notice to the other party given at any time or times; provided, that a party's express or implied consent to the close of escrow pursuant to this Agreement shall be deemed a waiver of all such conditions.

9.04 Termination.  In the event of the failure of any of the foregoing conditions, the party in whose favor such condition is stated shall have the right, at its option, to terminate this Agreement by delivery of written notice to the other party on or prior to the day on which such condition is to have been satisfied. In the event of any termination of this Agreement for failure of an express condition stated in this Agreement, (a) Buyer and Seller shall be released from all obligations under this Agreement (except for those obligations which expressly survive termination hereunder), (b) the Deposit, including all interest accrued thereon, shall be returned immediately to Buyer, and (c) all documents, if any, deposited with the Title Company by Buyer or Seller shall be returned to the depositing party.

SECTION 10

SELLER'S CLOSING OBLIGATIONS

10.01 Closing Deliveries and Obligations.  At the Closing,  Seller shall deliver (or cause to be delivered) the following to Buyer:

(a) Escrow Agreement.  The Escrow Agreement, duly executed by Seller and the Escrow Agent.

(b) Assignment and Assumption of Interests.  An Assignment and Assumption of Interests with respect to the Partnership Interests (the "Assignment Agreement") in favor of Buyer substantially in the form of Exhibit D attached hereto, duly executed by Seller

(c) Loan Assignment and Assumption Agreement.  The Loan Assignment and Assumption Agreement, along with any other documentation required by the Lender or the Title Company relating to the Lender's Consent.

(d) Lease Records.  Originals (or copies if originals are not available) of all Leases (to be delivered at the Real Property), and related documents in the possession or under the control of Seller or the Partnership.  Such records shall include a schedule of all cash security deposits (and interest, if any) and a schedule updating the Rent Roll (including, without limitation, all unpaid concessions) and setting forth all arrears in rents and all prepayments of rents.

(e) Permits; Warranties.  To the extent in the possession of Seller or the Partnership, all original warranties and guaranties and original copies of all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental authorities having jurisdiction (to be delivered at the Real Property), except that photocopies may be substituted if the originals are posted at the Real Property or are otherwise not available.

(f) Title Affidavits.  Such affidavits as the Title Company may reasonably require in order to omit from its title insurance policy all exceptions for (i) parties in possession other than under the rights to possession granted under the Leases, (ii) mechanics' liens, and (iii) in the event Buyer elects to purchase a non-imputation endorsement or a "Fairways" endorsement, any affidavits reasonably required by the Title Company to issue such endorsements, along with a Gap Indemnity.

                        (g)  Non-Foreign Affidavit.  Such evidence as may be reasonably required by Buyer and its counsel to show compliance by Seller with the Foreign Investment and Real Property Tax Act, IRC Section 1445(b)(2), as amended.

(h) Certification Statement.  A Certification Statement issued by the City of Philadelphia, Department of Licenses and Inspections, and dated within thirty (30) days of the Closing Date providing (i) the zoning classification of the Property; (ii) that the use conducted at the Property is legal; and that (iii) there are no outstanding written notices of any uncorrected violations issued by the City of Philadelphia, Department of Licenses and Inspections relating to electrical, housing, fire, building, plumbing and zoning ordinances of the City of Philadelphia.

(i) Seller's Representation Certificate.  The Seller's Representation Certificate, in form reasonably satisfactory to Buyer and its counsel.

(j) Closing Statement.  A closing statement (the "Closing Statement"), in form reasonably satisfactory to Buyer and its counsel.

(k) Termination of Management Contract.  An instrument terminating the property management agreement, if any, in form reasonably satisfactory to Buyer and its counsel.

(l) Authority; Organizational Documents.  With respect to each of Seller and the Partnership, to the extent applicable, such organizational and authority documents as may be reasonably required by the Buyer and the Title Company including, but not limited to, a copy of the certificate of conversion (or the applicable equivalent) of the Partnership into the Company (if conversion has been elected by Buyer as described in Section 8.09), certified by the Secretary of State of the Commonwealth of Pennsylvania (the “PA SOS”) and a certificate of good standing of the Company, certified by the PA SOS.

(m) Miscellaneous.  At Buyer's reasonable request, any other documentation or information contemplated by or required by this Agreement and reasonably necessary to consummate the transactions contemplated by this Agreement.

10.02 Seller's Expenses.  Seller shall pay (a) its own counsel fees, (b) one-half of any transfer tax or similar tax payable in connection with the assignment of the Partnership Interests, (c) one-half of any escrow fees charged by Escrow Agent and (d) any other costs and expenses customarily borne by Seller in the Commonwealth of Pennsylvania.

SECTION 11

BUYER'S CLOSING OBLIGATIONS

11.01 Closing Deliveries and Obligations.  At the Closing, Buyer shall deliver (or caused to be delivered) the following to Seller:

(a) Payment of Purchase Price and Additional Amounts.  The Purchase Price and the additional amounts due to Seller pursuant to Section 11.02 hereof.

(b) Escrow Agreement.  The Escrow Agreement, duly executed by Buyer.

(c) Assignment Agreement.  The Assignment Agreement, duly executed by Buyer.
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(d) Loan Assignment and Assumption Agreement.  The Loan Assignment and Assumption Agreement, along with any other documentation required by the Lender of the Title Company relating to Buyer's assumption of the Existing Loan.

(e) Closing Statement.  The Closing Statement, in form reasonably satisfactory to Seller and its counsel.

(f) Authority.  With respect to Buyer, such organizational and authority documents as may be reasonably required by the Seller and the Title Company.

(g) Miscellaneous.  At Seller's reasonable request, any other documentation or information contemplated by or required by this Agreement and reasonably necessary to consummate the transactions contemplated by this Agreement, including confirmation of the Partnership indemnity set forth in Section 17.02.

11.02 Buyer's Expenses.  Buyer shall pay (a) its own counsel fees, (b) one-half of any transfer tax or similar tax payable in connection with the assignment of the Partnership Interests, (c) the cost of title insurance premium for a standard owner's title insurance policy and any extended coverage or endorsements requested by Buyer, (d) the cost of the new Survey, (e) all costs in connection with the assumption of the Existing Loan, including an assumption fee not to exceed 1% of the outstanding principal balance of the Existing Loan, the fees of Lender's counsel, but not including any Seller's attorney's fees in connection with such assumption, (f) one-half of any escrow fees charged by Escrow Agent, and (g) any other costs and expenses customarily borne by Buyer in the Commonwealth of Pennsylvania.

SECTION 12

APPORTIONMENTS AND ADJUSTMENTS TO PURCHASE PRICE

12.01 Seller and Buyer shall cooperate to produce, prior to the Closing Date, a schedule of prorations to be made on and after the Closing Date as complete and accurate as reasonably possible.  All prorations which can be liquidated accurately or reasonably estimated shall be made at and as of Closing.  All other prorations, and adjustments to initial estimated prorations, shall be made by Buyer and Seller with due diligence and cooperation within sixty (60) days following the Closing Date, or such later time as may be required to obtain necessary information for proration, by immediate cash payment to the party due a net credit from such prorations from the other party.  Notwithstanding any terms herein to the contrary, for purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs.

12.02 The following apportionments shall be made between the parties at the Closing as of the close of the business day prior to the Closing:

(a) Buyer shall receive from Seller a credit for any rent and other income under Leases collected by Seller before Closing that applies to any period after Closing.  Uncollected rent and other uncollected income shall not be prorated at Closing.  After Closing, Buyer shall apply all rent and income collected by Buyer from a tenant, first to the month in which Closing occurred, then to such tenant's current monthly rental and then to arrearages in the reverse order in which they were due, remitting promptly to Seller, any balance properly allocable to Seller's period of ownership.  Buyer shall bill and use commercially reasonable efforts to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages.  Any rent or other income received by Seller after Closing which are owed to Buyer shall be remitted to Buyer promptly after receipt for allocation and disbursement as provided herein;

(b) security deposits (together with any and all interest required to be accrued thereon pursuant to applicable law or the applicable lease); it is the intent of the parties that all refundable security deposits shown on the Rent Roll shall be retained by Partnership at Closing; and the Partnership shall continue to be directly accountable to the residents of the Property with respect to all such security deposits; provided however, the General Partner shall indemnify and hold Buyer harmless from all liabilities arising during the period prior to the Closing and relating to the security deposits transferred to Buyer;

                       (c) there shall be no adjustment for wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed by Partnership at the Property; it being the intent of the parties that simultaneously with the Closing, Partnership shall terminate any existing management agreement and Buyer shall have no liability or obligation with respect to any employee of the Partnership or its management company prior to Closing provided thereafter, the Partnership or Buyer may, at Buyer's option, reemploy all or any of said employees from and after the Closing;

(d) real estate taxes, intangible property taxes, water charges and sewer charges, if any, on the basis of the most recent billing period, as reflected on the actual invoices/bills issued by the appropriate taxing authority except that if there is a water meter on the Property, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing on a per diem basis, when the next reading is available;

(e) Seller shall receive a credit for utility deposits for any utility accounts which are retained by Partnership;

(f) prepayments paid by Partnership, and payments received by Partnership, under assigned Service Contracts;

(g) Seller shall receive a credit in the amount of any escrowed funds held by the Lender under the Existing Loan which, after Closing, continue to be held by Lender for the benefit of Buyer and are not required to be used by Lender to cure any defaults under the Existing Loan; and

(h)           Buyer shall receive a credit in the amount of (A) the lease payments due under that certain Master Lease Agreement dated as of April 10, 2008 by and between Commerce Commercial Leasing LLC and the Partnership (the “Equipment Lease”) for the period from the Closing Date through April 1, 2009 (estimated to be $73,272.87 assuming a closing date of September 10, 2008 based on the current lease payments of $8,141.43 per month), plus (B) $176,757.93, which represents the early buyout termination value on April 1, 2009 pursuant to Rider 2 of the Equipment Lease.

12.03 If any operating expenses or other prorations cannot conclusively be determined as of the date of Closing, then the same shall be adjusted at Closing based upon the most recently issued bills thus far and shall be re-adjusted within one hundred eighty (180) days after the Closing occurs.

12.04 Real Estate Tax Protests/Reductions.  General Partner shall not withdraw, settle or otherwise compromise, nor permit the Partnership to withdraw, settle or otherwise compromise, any protest or reduction proceeding affecting real estate taxes assessed against the Real Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Buyer.  Real estate tax refunds and credits received after the Closing which are attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Buyer, after deducting the expenses of collection thereof, based upon the relative time periods each indirectly owns the Real Property, which obligation shall survive the Closing.

12.05 Tax Matters.  The federal and Pennsylvania income tax returns of the Partnership for the short taxable year beginning January 1, 2008 and ending on the Closing Date shall be prepared and filed under the direction of Seller (the "Pre-Closing Tax Returns").  The federal and Pennsylvania income tax returns of the Partnership for the short taxable year beginning on the Closing Date and ending on December 31, 2008 shall be prepared and filed under the direction of Buyer.  The City of Philadelphia Business Privilege Tax and Net Profits Tax returns for the calendar year 2008 shall be filed by Buyer with the cooperation of Seller, Seller being responsible for the portion of any tax due allocable to the period from January 1 to the date of Closing and Buyer being responsible for the portion of any tax due allocable to the period from and after the date of Closing.  Any prepayments made by Seller to the City of Philadelphia with respect to such taxes shall be credited to amounts due from Seller and Buyer shall pay to Seller the amount of any excess prepayments made by Seller.  Seller and Buyer agree that all determinations as to profit, loss, income and expense for their respective periods of ownership of the Partnership shall be determined by reference to actual results during the respective time period and not pro rated for any longer time period.  The parties hereto shall provide to one another the right to have access to and to copy and use any records or information, and to have access to any personnel, which may be relevant in connection with the preparation of, audit of, or contest with respect to any Partnership tax returns which such party has the right to prepare and file under this Agreement, or which may affect the tax liability of such party or the Partnership.  Seller and Buyer shall consult each other on an ongoing basis during the preparation of all such tax returns for the year 2008 concerning any positions to be taken therein and as to any Pre-Closing Tax Returns for which Seller has assumed responsibility for preparation and filing, and Seller shall promptly inform Buyer of any decision to extend the filing of any of the Pre-Closing Tax Returns.  At least thirty (30) calendar days prior to the date on which such Pre-Closing Tax Returns are required to be filed (taking into account extensions), Seller shall deliver such Pre-Closing Tax Returns to Buyer for its review.  Within ten (10) calendar days of receipt of such Pre-Closing Tax Returns by Buyer for review, Buyer shall notify (in writing) Seller of any changes to such Pre-Closing Tax Returns (including disclosures proposed to be included therein).  If Seller disputes any such changes, it must notify (in writing) Buyer of any such disputed changes within five (5) calendar days or else all such changes must be included in the Pre-Closing Tax Returns when filed.  The parties shall have the right to submit their dispute, within five (5) calendar days of the receipt by Buyer of the written notification that their proposed changes are disputed, for final resolution to an arbitrator jointly selected by Buyer and by Seller, which arbitration shall be completed within fifteen (15) calendar days of submission.  If the parties are unable to agree on an arbitrator within the aforesaid five (5) calendar day period, Buyer, on the one hand, and Seller, on the other, shall each identify an arbitrator by the end of such period, and the arbitrators so identified shall jointly select the ultimate arbitrator.  The arbitrator shall be a law or accounting firm nationally recognized in tax matters, and the costs of the arbitration shall be borne by the parties in inverse proportion as they may prevail on matters resolved by the arbitrator, which proportionate allocations shall also be determined by the arbitrator at the time the determination of the arbitrator is rendered on the merits of the matters submitted.   Seller shall cause the Partnership to make an election under Section 754 of the Code with the Pre-Closing Tax Returns.
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SECTION 13

FAILURE TO PERFORM

13.01 Buyer's Election.  If Seller is unable to satisfy all of the Seller's obligations as set forth in this Agreement, Buyer shall have the right to elect, in its sole discretion, at the Closing, either to waive such failed obligations and to accept the Partnership Interests subject to such unfulfilled obligations and to pay therefor the Purchase Price without reduction or offset, in which case Seller shall convey such Partnership Interests for such price.

13.02 Seller's Default.  If Seller fails to satisfy all of any of Seller's obligations under this Agreement, and Buyer does not elect to acquire the Partnership Interests as provided in Section 13.01 hereof, Seller shall be in default under this Agreement.  In such event, Buyer may either (a) terminate this Agreement, in which case the Deposit made hereunder (together with all interest accrued thereon) shall be forthwith returned to Buyer and Buyer shall be entitled to recover Buyer's actual, out-of-pocket expenses incurred in connection with its investigation of the Property, negotiation of this Agreement, and proposed financing of the acquisition (including, without limitation, reasonable attorneys' fees), not to exceed $250,000 in the aggregate, or (b) if Buyer desires to purchase the Partnership Interests in accordance with the terms of this Agreement, Buyer shall have the right to compel specific performance by Seller hereunder (and recover Buyer's reasonable attorneys' fees and costs in connection with Buyer's specific performance action if a court of competent jurisdiction determines that Buyer is the "prevailing party" in such action), provided, however, that if specific performance is not available to Buyer because Seller has sold the Partnership Interests to a third party, Buyer shall have the right to pursue any and all remedies, at law or in equity, on account of such Seller default.

13.03 Buyer's Default.  The parties acknowledge that in the event of Buyer's failure to fulfill its closing obligations hereunder it is impossible to compute exactly the damages which would accrue to Seller in such event.  The parties have taken these facts into account in setting the amount of the Deposit, and hereby agree that (a) such amount (together with the interest earned thereon) is the pre-estimate of such damages which would accrue to Seller, (b) such amount represents damages and not any penalty against Buyer, and (c) if this Agreement shall be terminated by Seller by reason of Buyer's failure to fulfill Buyer's obligations hereunder, the Deposit (together with the interest thereon) shall be Seller's full and liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity.

SECTION 14

BROKERAGE FEES

14.01 Brokerage Fees.  Seller and Buyer mutually represent and warrant that neither Seller nor Buyer has dealt with any broker in connection with this purchase and sale and that neither Seller nor Buyer knows of any broker who has claimed or may have the right to claim a commission in connection with this purchase and sale other than CB Richard Ellis ("Broker").  Any brokerage commission due to Broker shall be paid by Seller and Buyer shall have no obligation to pay a brokerage commission to Broker.  Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including reasonable attorneys' fees and expenses, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section 14.01.  The representations and obligations under this Section 14.01 shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

SECTION 15

NOTICES

15.01 Effective Notices.  All notices under this Agreement shall be in writing and shall be delivered personally or shall be sent by Federal Express or other comparable overnight delivery courier, addressed as set forth at the beginning of this Agreement, or by facsimile to the facsimile numbers set forth at the beginning of this Agreement.  Any such notice shall be deemed effective when so delivered.  Copies of all such notices to Seller shall be sent to Jack D. Weiner, Esq., Askot, Weiner & Cohen, LLP, 326 W. Lancaster Avenue, Suite 230, Ardmore, PA 19003, Telecopier No. 215-609-3325, and to George Kalikman, Esq., Liner Yankelevitz Sunshine & Regenstreif, LLP 199 Fremont Street, 20th Floor, San Francisco, CA 94105, Telecopier No. (800) 517-9259 and copies of all such notices to Buyer shall be sent to MaryBeth Bloom, Esq. The Berkshire Group, One Beacon Street, Boston, Massachusetts 02108, Telecopier No. (617) 566-1408 and to Richard A. Toelke, Esq., Bingham McCutchen, LLP, One Federal Street, Boston, Massachusetts 02110, Telecopier No. (617) 951-8736.

SECTION 16

LIMITATIONS ON SURVIVAL AND LIABILITY

16.01 Representations and Warranties.  Except as otherwise expressly provided in this Agreement, the representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive until twelve (12) months after the Closing (such twelve (12) month period to be hereinafter referred to as the “Survival Period”), and no action based thereon shall be commenced after the expiration of the Survival Period. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in Section 4.15 shall survive the Closing Date and the expiration of the Survival Period.

16.02 Limitation of Seller's Liability.  Except as specifically set forth in this Agreement, no shareholders, partners (including, without limitation, Anthony W. Packer, Jerome D. Winnick and Shoreline/Marin, LLC) or members of either Seller or Buyer, nor any of its or their respective officers, directors, agents, employees, heirs, successors or assigns, shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated hereby, and each of Seller and Buyer hereby waives for itself and anyone who may claim by, through or under Seller or Buyer, as the case may be, any and all rights to sue or recover on account of any such alleged personal liability.

16.03 Merger.  The delivery of the items listed in Section 10.01 hereof by Seller, and the acceptance thereof by Buyer, shall be deemed the full performance and discharge of each and every obligation on the part of Seller to be performed hereunder and shall be merged in the delivery and acceptance of such items, except as provided in Section 16.01 hereof and except for such other obligations of Seller which are expressly provided herein to survive the Closing.

SECTION 17

INDEMNIFICATION

17.01 Seller's Indemnity.  Notwithstanding anything to the contrary contained in this Agreement, General Partner and Eric Blumenfeld individually (and not as a Special Limited Partner) shall indemnify, defend and hold Buyer harmless from any liability, claim, demand, loss, expense or damage (collectively, "Loss") that is suffered or incurred by Buyer or the Partnership, or any of their agents, employees, officers, directors, members, partners or contractors which (i) is the result of a breach of the representations, warranties, covenants or other obligations of Seller set forth in this Agreement or an Individual Limited Partner under the LP Purchase Agreement, subject to the limitations set forth in Section 16.01 of this Agreement; or (ii) both (a) arises out of a third party claim (whether or not the subject of a legal action) or an obligation in favor of a third party, and (b) arises out of any act or omission, occurring prior to the Closing Date, of Seller, or the Partnership, the Individual Limited Partners, or any of their respective agents, employees, officers, directors, members, partners or contractors (in each case to the extent relating to the Property or the Partnership) or otherwise arising out of the ownership or operation of the Property prior to the Closing Date.  The obligations of Eric Blumenfeld under this Section 17.01 shall survive the Closing Date and the expiration of the Survival Period and shall not be limited to the Escrow Amount, except as otherwise provided in this Section 17.01.

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17.02 Buyer's Indemnity.  Buyer, the Partnership and Buyer's assignees under this Agreement shall indemnify, defend and hold Seller harmless of and from any Loss that is suffered or incurred by Seller, or any of its agents, employees, officers, directors, members, partners or contractors which both (a) arises out of a third party claim (whether or not the subject of a legal action) or an obligation in favor of a third party, and (b) arises out of a third party claim based on any act or omission, occurring on or after the Closing Date, of Buyer or the Partnership or any of their respective agents, employees, officers, directors, members, partners or contractors or otherwise arising out of the ownership or operation of the Property on or after the Closing Date.  Buyer shall cause the Partnership to confirm this indemnity immediately upon completion of the Closing.

      17.03 Procedure.  The following provisions govern all actions for indemnity under this Article and any other provision of this Agreement.  Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitee, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interest between such indemnitee and any other party represented by such counsel in such proceeding.  The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to the indemnitor's ability to defend such action, and the omission to so deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity.  If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

17.04 Survival.  The obligations of the parties set forth in this Section 17 shall survive the Closing Date.

SECTION 18

MISCELLANEOUS PROVISIONS

18.01 Assignment.  Neither Seller nor Buyer shall have the right to assign this Agreement without the other's prior written consent, which consent may be given or withheld in the other's sole and absolute discretion.

18.02 Integration.  This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement.  Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

18.03 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the state in which the Property is located.

18.04 Captions.  The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

        18.05 Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective, permitted successors and assigns.

18.06 Drafts.  This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer.  The delivery by Buyer to Seller of an executed counterpart of this Agreement shall constitute an offer which may be accepted by the delivery to Buyer of a duly executed counterpart of this Agreement and the satisfaction of all conditions under which such offer is made, but such offer may be revoked by Buyer by written notice given at any time prior to such acceptance and satisfaction.

18.07 Number and Gender.  As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

18.08 Construction.  This Agreement shall be governed by and construed under the laws of the state in which the Real Property is located.  The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits hereto or any document executed and delivered by either party in connection with this Agreement.  All captions in this Agreement are for reference only and shall not be used in the interpretation of this Agreement or any related documents.  If any provision of this Agreement shall be determined to be illegal, void or unenforceable, such determination shall not affect any other provision of this Agreement and all such other provisions shall remain in full force and effect, so long as the overall intent of the parties may be effectuated without such illegal, void or unenforceable provision.

       18.09 Counterparts.  This Agreement may be executed in one or more counterparts, by original signature or facsimile, each of which shall be an original, but all of which shall constitute one contract, binding on Buyer and Seller, notwithstanding that both parties are not signatory to the same counterpart.

18.10 Time.  Time is of the essence in the performance of the parties' respective obligations set forth in this Agreement.  If the Closing Date or any other deadline hereunder should fall on a Saturday, Sunday or legal holiday, such date shall automatically be extended to the next normal business day.  For purposes of this Agreement a "business day" shall mean any calendar day not a Saturday, Sunday or legal holiday.

18.11 Attorneys' Fees.  In the event any dispute between the parties to this Agreement should result in litigation or other proceeding, the prevailing party shall be reimbursed by the nonprevailing party for all actual costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof.  Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

18.12 Attachments.  If the provisions of any schedule or rider to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such schedule or rider shall prevail.  The Exhibits and Schedules attached are hereby incorporated as integral parts of this Agreement.

18.13 No Recording.  Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

18.14 Press Releases.  Buyer shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of Seller; provided, however, that Buyer may make disclosure of this Agreement to its lenders, prospective lenders, investors, potential investors, accountants, consultants, agents and lawyers as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Buyer, including, without limitation, disclosures required to be made to the Securities and Exchange Commission and any press releases required in connection with such Securities and Exchange Commission filings.

18.15 Return of Property.  In the event this Agreement is terminated, Buyer and its representatives shall promptly deliver to Seller all originals and copies of all information provided to Buyer by Seller relating to the Property and the Partnership.

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       18.16 Tax-Deferred Exchange.  If either party (the "Advising Party") advises the other party (the "Non-Advising Party") of its intention to seek to effect a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code, in connection with the purchase of the Property, Non-Advising Party agrees to accommodate Advising Party in seeking to effect a tax deferred exchange for the Property, provided that such exchange shall not (i) delay the Closing or (ii) require Non-Advising Party to incur any cost or liability of any kind or nature on account of such exchange.  Advising Party may assign its rights under this Agreement immediately prior to the Closing to an Exchange Accommodation Titleholder of Advising Party's choice for the purpose of completing such an exchange.  Non-Advising Party agrees to cooperate with Advising Party and the Exchange Accommodation Titleholder with respect to such exchange and agrees to execute all documentation required to effectuate such exchange, at no cost or liability to Non-Advising Party.  Non-Advising Party makes no warranty whatsoever with respect to the qualification of the transaction for tax deferred exchange treatment under Section 1031 and Non-Advising Party shall have no responsibility, obligation or liability with respect to the tax consequences to Advising Party.

18.17                      Post-Closing Audit Rights.  For a period of three (3) years after the Closing Date, upon no less than fifteen (15) days prior written notice, each party agrees to make available to the other and its respective independent accountants or attorneys, for inspection and copying, at the requesting party’s sole cost and expense, sufficient information to prepare tax returns and/or audited financial statements and an audit letter for the Property for the calendar years of 2005, 2006, 2007 and 2008, as may be required pursuant to regulations of the Securities and Exchange Commission.  All such records shall be made available for inspection by the requesting party and its independent accountants or attorneys at such location as the party providing the records may reasonably choose.

18.18                      LP Purchase Agreement.  It is the intention of the parties hereto that one hundred percent (100%) of the interests in the Partnership be conveyed to the Buyer under this Agreement and the LP Purchase Agreement and therefore Seller and Buyer would not be entering into this Agreement unless the LP Purchase Agreement is executed by the parties thereto.  Therefore, it is agreed that:  (a) a default under the LP Purchase Agreement shall constitute a default under this Agreement; and (b) in the event this Agreement is terminated by either party pursuant to any applicable provision contained herein, then the LP Purchase Agreement shall automatically terminate, provided however, if a condition precedent to Buyer’s obligation to purchase the limited partnership interests under the LP Purchase Agreement is not satisfied, Buyer shall nevertheless have the right, without waiving any of Buyer’s remedies under the LP Purchase Agreement, to waive such contingency and purchase 100% of the interest in the Partnership, including the Partnership Interests pursuant to the terms of this Agreement. It is the intention of the parties that the Closing hereunder and the Closing under the LP Purchase Agreement occur simultaneously.  Therefore, in the event that Buyer is pursuing a remedy under the LP Purchase Agreement which causes a delay in the Closing, the Closing hereunder shall be extended until such extended Closing under the LP Purchase Agreement.

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IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed under seal as of the date first above written.

SELLER:

GENERAL PARTNER

EHGP, Inc.,
a Pennsylvania corporation

By:           /s/ Eric Blumenfeld
Name:        Eric Blumenfeld
Title:          President

SPECIAL LIMITED PARTNER

By:           /s/ Eric Blumenfeld
Name:      Eric Blumenfeld
Title:        Special Limited Partner

LIMITED PARTNER:

EHA Acquisition, L.P.
a Pennsylvania limited partnership

By:           EHA Acquisition GP, LLC,
a Pennsylvania limited liability company

By:           /s/ Eric Blumenfeld
Name:     Eric Blumenfeld
Title:       Manager

Execution Version - Purchase and Sale Agreement

BUYER:

GP BUYER:

BIR EXECUTIVE GP, L.L.C.,
a Delaware limited liability company

By:           /s/ David C. Quade
Name:       David C. Quade
Title:        President and Treasurer

LP BUYER:

BIR EXECUTIVE LP, L.L.C.,
a Delaware limited liability company

By:           /s/ David C. Quade
Name:       David C. Quade
Title:         President and Treasurer

Execution Version - Purchase and Sale Agreement

GUARANTY

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, Eric Blumenfeld, hereby guarantees and becomes a surety for the obligations of Seller pursuant to Section 17.01 of the foregoing Purchase and Sale Agreement, subject to the limitations set forth in Section 17.01.

By:    /s/ Eric Blumenfeld _______________
Eric Blumenfeld

INITIAL RECEIPT

Escrow Agent joins in the Purchase and Sale Agreement and acknowledges the terms of Section 1 thereof, agrees to hold the Initial Deposit in accordance with the terms of Section 1 thereof, and agrees to perform as Escrow Agent in accordance with the terms of Section 1 thereof.

ESCROW AGENT:

LAWYERS TITLE INSURANCE CORPORATION

By:
Name:
Title:

Execution Version - Purchase and Sale Agreement

LIST OF SCHEDULES AND EXHIBITS

Exhibit A – Real Property
Exhibit B – Personal Property
Exhibit C – Form of Escrow Agreement
Exhibit D – Form of Assignment Agreement

Schedule 3.01 – Due Diligence Materials
Schedule 3.01(c) – Rent Roll
Schedule 3.01(d) – Service Contracts
Schedule 4.02(a) – Antenna Leases
Schedule 4.02(d) – Rent Concessions
Schedule 4.02(e) – Default Notices
Schedule 4.02(h) – Advance Rent Payments
Schedule 4.03 – Rent Subsidies and Rent Control
Schedule 4.05 – Environmental Reports
Schedule 4.06 – Seller Third Party Consents
Schedule 4.07 – Litigation
Schedule 4.08(e) – Violations of Third Party Agreements
Schedule 4.10 – Employees
Schedule 4.13 – Financial Statements
Schedule 4.14 – Additional Liabilities
Schedule 4.15 – Ownership Chart
Schedule 4.16 – Partnership Agreement
Schedule 4.18 – Existing Loan Documents

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